UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

Commission File Number: 000-52728

NORTHPORT NETWORK SYSTEMS, INC.
(Name of small business issuer in its charter)

Washington	76-0674579
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite #4200, 601 Union Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206-652-3451)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into an Equity Agreement.

A.
On June 18, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China with Yu Jianhua, a Chinese citizen and a director of the Company, to acquire a 35% equity interest in Riyueming Hotels Co., Ltd. (“ Riyueming”), an existing group of business budget hotels headquartered in Dalian, China.

Mr. Yu Jianhua is a citizen and resident of the PRC, residing at 1-5-1, No.64 Sanhuan Street, Xigang District, Dalian, PR China and he retains a 15% equity interest in Riyueming after conclusion of this transaction. The 35% interest in Riyueming is being acquired in exchange for 1,777,160 shares of Northport Network Systems Inc. Management of the Company have calculated the consideration to be paid to Yu Jianhua in exchange for the 35% equity interest in Riyueming based on the following;

     -That Riyueming’s annual accounting shows RMB17.34 million yuan in annual total profit and that the total profit in the following three years will be not less than RMB52.02 million yuan equal to USD$7,616,400 (USD:RMB=1:6.83) .

     -Therefore a 35% equity interest would be valued at USD $2,665,740. Using US$1.50 per share for the Company’s stock price, management values the 35% equity interest at 1,777,160 treasury shares of the stock of Northport Network Systems Inc.

B.
On June 18, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China with Jia Yi, Wu Peng and Yuan Huixiong in regards to Northport Dalian acquiring a 65% equity interest in Beijing XinLvZhengBaoCheng Education Technology Co. Ltd. (“Beijing Bao Cheng”), an existing education business headquartered in Beijing China. The consideration for the 65% equity interest is 3,000,000 shares in the Company being issued as follows: 1.2 million treasury shares to Jia Yi;  0.9 million treasury shares to Wu Peng; and  0.9 million treasury shares to Yuan Huixiong.

 Jia Yi will continue to hold 14% of Beijing Bao Cheng’s equity interest; Wu Peng will hold 10.5% of Beijing Bao Cheng’s equity interest; and Yuan Huixiong will hold 10.5% of Beijing Bao Cheng’s equity interest;

The consideration amount of 3,000,000 shares is based upon Beijing Bao Cheng’s annual net average profit for the next 3 years being not less than RMB10.245 million Yuan, and the 3 years total net profit being not less than US $4.5 million (exchange rate between USD and RMB 1:6.83). The consideration of three million shares of Northport Network Systems Inc is based on the calculation of US $1.50 per share.

Northport Network Systems Inc. share price on the date of the agreements was $0.90 US per share.

Item 3.02	Unregistered Sales of Equity Securities.

A.
On June 18, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China, with Yu Jianhua, a Chinese citizen, to acquire a 35% equity interest in Riyueming Hotels Co., Ltd. , an existing budget, business hotel chain with headquarters located in Dalian, China.

Consideration for the 35% equity interest in Riyueming Hotels Co., Ltd. to be paid to Yu Jianhua is be 1,777,160 treasury shares of Dalian Northport’s parent company, Northport Network Systems Inc. and which had its common share price on the date of the agreement as $0.90 US per share.

B.
On June 18, 2010, a wholly owned subsidiary of Northport Network Systems, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into an equity agreement in accordance with Company Law of the People's Republic of China, with Jia Yi, Wu Peng and Yuan Huixiong in regards to Northport Dalian, acquiring a 65% equity interest in Beijing XinLvZhengBaoCheng Education Technology Co. Ltd. (“Beijing Bao Cheng”), an existing education business headquartered in Beijing China,.

The consideration for the 65% equity interest is 3,000,000 shares in the Company being issued as follows: 1.2 million treasury shares to Jia Yi; 0.9 million treasury shares to Wu Peng; and 0.9 million treasury shares to Yuan Huixiong. Northport Network Systems Inc.’s common share price on the date of the agreement was $0.90 US per share.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.	Share Transfer Agreement dated June 18, 2010 is attached as exhibit 10.1.
Equity Transfer Agreement dated June 18, 2010 is attached as exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Date: June 21, 2010	By:	/s/ Zhao Yan
Zhao Yan
President

EXHBIT INDEX

Number	Document(s)	Location

10.1	Share Transfer Agreement dated June 18, 2010	Attached hereto and incorporated by reference herein

10.2	Equity Transfer Agreement dated June 18, 2010	Attached hereto and incorporated by reference herein